Exhibit 99.1

CervoMed Announces Private Placement Financing and Plan to Focus on Strategic Partnering to Advance Neflamapimod into Phase 3 for Dementia with Lewy Bodies

Additional funding will extend anticipated runway into second quarter of 2027

Strategic priority is to establish a partnership to advance neflamapimod into Phase 3 in dementia with Lewy bodies

Anticipated pipeline milestones over next six months include obtaining 24-week biomarker and clinical data from Phase 2a trial evaluating neflamapimod in nonfluent variant primary progressive aphasia and initiation of EXPERTS-ALS Phase 2a trial

Financing includes substantial participation from insiders and leading institutional healthcare investors

BOSTON, June 10, 2026 — CervoMed Inc. (NASDAQ: CRVO), a clinical-stage biotechnology company developing treatments for age-related brain disorders (CervoMed or the Company), today announced that it has entered into a definitive securities purchase agreement for a private placement, from which the Company anticipates upfront gross proceeds of approximately $10.5 million, before deducting offering-related fees and expenses.

The private placement financing was led by leading institutional healthcare investors, and was supported by insiders, including Joshua S. Boger, PhD, founder of Vertex Pharmaceuticals and chair of CervoMed’s board of directors, and trusts related to John J. Alam, MD, CervoMed’s president and chief executive officer, and Sylvie Grégoire, PharmD, a member of CervoMed’s board of directors. The net proceeds from the financing will extend the Company’s anticipated cash runway into the second quarter of 2027 and will support the pursuit of a strategic partnership to advance neflamapimod into Phase 3 development for the treatment of dementia with Lewy bodies (DLB).

Dr. John Alam stated: “We are extremely pleased with the momentum we have achieved in progressing neflamapimod in DLB over the past 6 months, which includes the presentation of the full clinical data from the Phase 2b RewinD-LB trial at major scientific conferences and alignment with the FDA and global regulators on a potential registration path in DLB. We believe this substantial progress, our differentiated scientific approach, and the commercial opportunity presented by the unmet medical need in DLB create a compelling opportunity for a strategic partner, and that such a partnership could provide the opportunity to generate significant value for our stockholders. In parallel with our increased focus on strategic partnering, the financing announced today provides the necessary capital to advance neflamapimod through key near-term clinical milestones in our other pipeline indications, including nonfluent variant PPA and ALS programs.”

Dr. Joshua S. Boger added: “DLB is the second most common type of progressive dementia after Alzheimer’s disease (AD) and represents a significantly underserved population where there is a substantial unfulfilled need for effective new treatments that have the ability to target the underlying cause of the disease. Neflamapimod has shown compelling Phase 2a and 2b clinical data from both an efficacy and safety perspective to date, and we believe it has significant potential to improve outcomes for patients. We are honored to have such strong support from the scientific, medical, and financial communities as we work to bring neflamapimod to those with and affected by DLB, and the physicians treating them.”

Today, the Company also provided an update on its strategic plan and priorities to advance neflamapimod in DLB and multiple rare neurological disorders.

Strategic Pipeline Priorities

Establish strategic partnership to advance Phase 3-ready neflamapimod program in DLB

●

Alignment with US Food and Drug Administration (FDA) on potential registration path for neflamapimod in DLB announced in November 2025, supported by data from two Phase 2 trials. Alignment with the Medicines Healthcare products Regulatory Agency in the United Kingdom (UK) and the European Medicines Agency on potential registration path for neflamapimod in DLB obtained in January 2026.

●	Focus on DLB patients without AD co-pathology represents a differentiated, scientifically validated approach in a multi-billion dollar market with no approved therapies.

●

Controlled manufacturing process and stable crystal form of neflamapimod announced in March 2026 mitigate past cross-batch variability issues and increase certainty of achieving target plasma drug concentrations in future studies.

●	Continued momentum with recent progress, including:

o	Announcement of planned Phase 3 dosing regimen (50mg TID of stable crystal form), as well as manufacture and release of initial Phase 3 clinical drug batch.

o

Completion of a 39-week chronic toxicity study in a non-rodent species that increases neflamapimod’s no adverse effect level threefold and widens the safety margin to ~30-fold above clinically active plasma drug exposures.

o

Recent peer-reviewed publication validates pharmacological approach of neflamapimod in DLB, blocking the neurotoxic effects of neuroinflammation, consistent with data presented by CervoMed at ADPD 2026.

Advance neflamapimod through upcoming clinical milestones in multiple rare neurological diseases

Nonfluent Variant Primary Progressive Aphasia (nfvPPA)

●	Phase 2a clinical trial designed to establish proof-of-principle of neflamapimod in nfvPPA fully enrolled ahead of schedule.

●	Multiple near-term potential catalysts from ongoing Phase 2a trial anticipated, including interim biomarker data in early fourth quarter of 2026 and 24-week clinical data in the first quarter of 2027.

●	Recent, peer-reviewed publication demonstrates the relevance of p38α in tauopathies, including evidence that neflamapimod reverses axonal transport deficits in mouse models of FTD-Tau.

Amyotrophic Lateral Sclerosis (ALS)

●

Anticipated initiation of Phase 2a clinical trial of neflamapimod in ALS through the funded EXPERTS-ALS platform provides a capital-efficient opportunity to further expand into rare neurological disease space.

●	Neflamapimod 50mg TID dose recently selected for EXPERTS-ALS Phase 2a clinical trial.

●	On track for submission to regulatory authorities in the UK, with first patient dosed anticipated in the fourth quarter of 2026.

Private Placement Financing

In the private placement, the Company will sell an aggregate of 3,360,377 units (the Units), each Unit comprised of (i) (A) one share of its common stock or (B) one pre-funded warrant to purchase shares of its common stock, (ii) one Series B warrant to purchase shares of its common stock or pre-funded warrants to purchase shares of its common stock, and (iii) one Series C warrant to purchase shares of its common stock or pre-funded warrants to purchase shares of its common stock. A Unit comprised of one share of common stock, one Series B warrant, and one Series C warrant shall have a purchase price of $3.14. A Unit comprised of one pre-funded warrant, one Series B warrant, and one Series C warrant shall have a purchase price of $3.139.

The Series B warrants have an exercise price of $3.32 per share (or $3.319 per pre-funded warrant), will be immediately exercisable, and will expire on June 11, 2031. The Series C warrants have an exercise price of $3.14 per share (or $3.139 per pre-funded warrant), will be immediately exercisable, and will expire on June 11, 2027. The pre-funded warrants have an exercise price of $0.001 per share, will be immediately exercisable, and will not expire.

The Company anticipates gross proceeds from the private placement will be approximately $10.5 million, before deducting any offering-related fees and expenses, and up to an additional approximately $21.7 million in gross proceeds if the Series B warrants and Series C warrants are fully exercised for cash. The private placement is expected to close on or about June 11, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the private placement to fund research and development of its clinical-stage product candidate, neflamapimod, working capital and general corporate purposes. Based on the Company’s current operating plan, the proceeds from this financing (together with the Company’s existing cash and cash equivalents but excluding any additional proceeds that may be received upon the exercise of Series B warrants or Series C warrants), are expected to fund operations into the second quarter of 2027.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (Securities Act), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the securities purchase agreement, the Company has agreed to file a registration statement with the US Securities and Exchange Commission (SEC) registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the pre-funded warrants, the Series B warrants (including upon exercise of any pre-funded warrants issued upon exercise of the Series B warrants), and the Series C warrants (including upon exercise of any pre-funded warrants issued upon exercise of the Series C warrants) issued in the private placement no later than the 45th day after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Neflamapimod
Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood-brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of DLB, nfvPPA, and recovery after ischemic stroke, and CervoMed expects the first patient to be dosed with neflamapimod in the EXPERTS-ALS Phase 2a clinical trial in the fourth quarter of 2026.

In non-clinical studies, neflamapimod restored synaptic function within the basal forebrain cholinergic system, the brain region most affected in DLB. Across Phase 1 and 2 clinical trials involving more than 800 participants, the drug has been generally well tolerated and demonstrated consistent signals of efficacy. In the 91-patient Phase 2a AscenD-LB trial, neflamapimod significantly improved dementia severity and functional mobility in patients with DLB. Results from the 159-patient Phase 2b RewinD-LB trial, a 16-week randomized, double-blind, placebo-controlled trial followed by a 32-week open-label extension, further supported neflamapimod’s potential to deliver meaningful clinical benefit, improving both cognitive and functional outcomes and showing a positive effect on a key blood biomarker of neurodegeneration during the extension phase. Across both studies, the greatest benefits were observed in patients without AD co-pathology. Collectively, these findings underscore the therapeutic promise and scientific validity of neflamapimod as a potential treatment for DLB and other degenerative brain disorders.

About CervoMed
CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without AD co-pathology, and the Company announced alignment with the FDA on a potential registration path for neflamapimod in DLB in November 2025. Initiation of a Phase 3 trial in DLB is subject to the establishment of a partnership and/or additional financing. CervoMed also recently completed enrollment in its ongoing Phase 2a clinical trial evaluating neflamapimod in nfvPPA, a subtype of frontotemporal disorders, from which interim biomarker data is anticipated in the early fourth quarter of 2026, and expects the first patient to be dosed with neflamapimod in the EXPERTS-ALS Phase 2a clinical trial in the fourth quarter of 2026.

Forward-Looking Statements
This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the timing, size and expectation of the closing of the private placement; expectations regarding market conditions, the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom; whether any pre-funded warrants, Series B warrants, or Series C warrants issued in the private placement will be exercised in full or at all; the Company’s anticipated cash runway; the Company’s need to acquire sufficient funding, including funding for any Phase 3 trial in patients with DLB; the Company’s plan to focus on strategic partnering to advance neflamapimod into Phase 3 for DLB; the therapeutic potential of neflamapimod in DLB, nfvPPA, ALS, or any other indication, including the degree of sustainability of any therapeutic effects; the anticipated timing and achievement of clinical and development milestones, including the Company’s initiation of any Phase 3 trial in patients with DLB; the anticipated data readouts from the Company’s Phase 2a trial in nfvPPA and the anticipated dosing of the first patient with neflamapimod in the EXPERTS-ALS trial; any other expected or implied benefits or results, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients; and expectations with respect to neflamapimod, including the timing of any regulatory submissions and potential approvals thereof, if any, in DLB or any other indication. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the satisfaction of the closing conditions to and consummation of the Company’s anticipated private placement; the Company’s available cash resources, the availability of additional funds on acceptable terms or at all, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials; the Company’s ability to successfully enter into a partnership to advance neflamapimod into Phase 3 for DLB in a timely manner, on acceptable terms, or at all; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA or other regulators; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 13, 2026, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Media:

Lisa Guiterman
Biongage Communications

lisa.guiterman@gmail.com

202-330-3431

Investor Relations:

Argot Partners
cervomed@argotpartners.com
212-600-1902